Exhibit 10.59

December 10, 2002

David E. Pertl, Senior Vice President & CFO

Fresh Choice, Inc.

485 Cochrane Circle

Morgan Hill, Ca 95037

Dear Dave,

In response to your letter of December 6, 2002 Mid-Peninsula Bank hereby agrees to amend our Revolving Loan Agreement dated October 5, 2001 as amended June 3, 2002 as follows:

•                  Section 4.10               Total Shareholder Equity
“Maintain at all times a Tangible Net Worth in excess of $20,500,000.00 during the twelve month  beginning June 3, 2002; and during the twelve month  beginning June 3, 2003 maintain at all times a Tangible Net Worth in excess of $22,000,000.00”.

•                  Section 4.8                  Other Ratio
The term “asset impairment” is inserted in the phase “annual earnings before interest, taxes, depreciation and amortization expenses” so that it reads “annual earnings before interest, taxes, depreciation, asset impairment and amortization expenses”.

Regards,

/s/ Joe Stafford

Joe Stafford

Senior Vice President